November 2003

Exhibit 99.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

CC MASTER CREDIT CARD TRUST II

(Formerly Chevy Chase Master Credit Card Trust II)

SERIES 1996-C

Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995, (the “Pooling and Servicing Agreement”), among Bank One, Delaware, National Association (Formerly First USA Bank, National Association), (“the Bank”) as Transferor and Servicer, and Bankers Trust Company, as Trustee (the “Trustee”), the Bank as Servicer is required to prepare certain information each month regarding current distributions to Series 1996-C Certificateholders and the performance of the CC Master Credit Card Trust II (the “Trust”) during the previous month. The information that is required to be prepared with respect to the December 15, 2003 Distribution Date (referred to herein as the “Distribution Date”), and with respect, to the performance of the Trust during the November 2003, Monthly Period (referred to herein as the “Monthly Period”) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1996-C Certificate (a “Certificate”). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A)	Information Regarding Distributions to the Class A Certificateholders, per $1,000 original certificate principal amount.

	(1)	The total amount of the distribution to Class A Certificateholders, per $1,000 original certificate principal amount	1,000.9800000

	(2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 original certificate principal amount	0.9800000

	(3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates, per $1,000 original certificate principal amount	1,000.0000000

B)	Class A Investor Charge Offs and Reimbursement of Charge Offs

	(1)	The amount of Class A Investor Charge Offs	0.0000000

	(2)	The amount of Class A Investor Charge Offs set forth in paragraph 1 above, per $1,000 original certificate principal amount	0.0000000

	(3)	The total amount reimbursed in respect of Class A Investor Charge Offs	0.0000000

	(4)	The amount set forth in paragraph 3 above, per $1,000 original certificate principal amount	0.0000000

	(5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	0.0000000

C)	Information Regarding Distributions to the Class B Certificateholders, per $1,000 original certificate principal amount

	(1)	The total amount of the distribution to Class B Certificateholders, per $1,000 original certificate principal amount	1.1627778

	(2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 original certificate principal amount	1.1627778

	(3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class B Certificates, per $1,000 original certificate principal amount	0.0000000

D)	Class B Investor Charge Offs and Reimbursement of Charge Offs

	(1)	The amount of Class B Investor Charge Offs	0.0000000

	(2)	The amount of Class B Investors Charge Offs set forth in paragraph 1 above, per $1,000 original certificate principal amount	0.0000000

	(3)	The total amount reimbursed in respect of Class B Investor Charge Offs	0.0000000

	(4)	The amount set forth in paragraph 3 above, per $1,000 original certificate principal amount	0.0000000

	(5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	0.0000000

Bank One, Delaware, National Association as Servicer

By:	/s/ RANDY J. REDCAY

Randy J. Redcay First Vice President